Exhibit 99.1
LENDINGTREE PROVIDES PRELIMINARY SECOND QUARTER RESULTS AND REVISED 2025 GUIDANCE

CHARLOTTE, NC - July 23, 2025 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, is providing preliminary revenue, variable marketing margin and adjusted EBITDA results for the second quarter 2025. The company also announces preliminary third quarter 2025 financial guidance and a preliminary update to our full-year 2025 outlook.

“Our business is generating strong financial performance, with all three of our segments producing double-digit year-over-year revenue growth in the second quarter,” said Doug Lebda, Chairman and CEO. “A stable economic environment gives us increased confidence that our financial performance will continue to improve in the second half of this year, with our third-quarter forecast running ahead of previous expectations. Management’s focus on efficiency is generating impressive operating leverage, and our capital position has improved dramatically in the last year with net leverage falling to 3x at the end of the second quarter. We believe the momentum in our business, combined with a focus on disciplined execution, will drive ongoing improvement in financial results.”

Updated Financial Outlook

LendingTree is providing preliminary revenue, variable marketing margin and adjusted EBITDA results for the second quarter of 2025. These preliminary results are unaudited and subject to change.

•Second quarter revenue is expected to be $250 million, above the previously disclosed range of $241 - $248 million
•Variable Marketing Margin is anticipated to $83.6 million, at the high-end of our previously disclosed outlook of $80 - $84 million
•Adjusted EBITDA is anticipated to be $31.8 million, above the previously disclosed range of $29 - $31 million

LendingTree is announcing its preliminary outlook for third quarter 2025*:

•Revenue is anticipated to be in the range of $273 - $281 million
•Variable Marketing Margin is expected to be in the range of $86 - $89 million
•Adjusted EBITDA is anticipated to be in the range of $34 - $36 million

LendingTree is updating its full-year 2025 outlook as follows*:

•Revenue is anticipated to be $1 billion to $1.05 billion, compared to the prior range of $955 - $995 million
•Variable Marketing Margin is expected to be in the range of $329 - $336 million, versus the prior range of $319 - $332 million
•Adjusted EBITDA is anticipated to be in the range of $119 - $126 million, compared to the prior range of $116 - $124 million
*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

Three Months Ended
June 30, 2025
(in thousands)
Selling and marketing expense	$176,753
Non-variable selling and marketing expense (1)	(10,285)
Variable marketing expense	$166,468

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Variable Marketing Margin

Below is a reconciliation of net income, the most directly comparable GAAP measure, to variable marketing margin and net income % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

Three Months Ended
June 30, 2025
(in thousands, except percentages)
Net income	$8,862
Net income % of revenue	4%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	10,029
Non-variable selling and marketing expense (1)	10,285
General and administrative expense	25,034
Product development	11,473
Depreciation	4,241
Amortization of intangibles	1,307
Restructuring and severance	357
Litigation settlements and contingencies	(2)
Interest expense (income), net	10,402
Other income	(248)
Income tax expense (benefit)	1,908
Variable marketing margin	$83,648
Variable marketing margin % of revenue	33%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA and net income % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

Three Months Ended
June 30, 2025
(in thousands, except percentages)
Net income	$8,862
Net income % of revenue	4%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	1,307
Depreciation	4,241
Restructuring and severance	357
Loss on impairment of equity investments	1,225
Non-cash compensation	4,967
Litigation settlements and contingencies	(2)
Interest expense (income), net	10,402
Dividend income	(1,474)
Income tax expense (benefit)	1,908
Adjusted EBITDA	$31,793
Adjusted EBITDA % of revenue	13%

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING
LendingTree reports the following non-GAAP measures as supplemental to GAAP:
•Variable marketing expense
•Variable marketing margin
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Company’s marketing efforts. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel-related expenses. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.
EBITDA is defined as net income excluding interest, income taxes, amortization of intangibles and depreciation. Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) contributions to the LendingTree Foundation (9) dividend income, and (10) one-time items. Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.
The most directly comparable GAAP measure for both Variable Marketing Margin and Adjusted EBITDA is net income.
LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. However, LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2024, in our Quarterly Report on Form 10-Q for the period ended March 31, 2025, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of over 430 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
investors@lendingtree.com

Media Contact:
press@lendingtree.com